Exhibit 99.1

Vignette Reports First Quarter 2009 Financial Results

AUSTIN, Texas--(BUSINESS WIRE)--April 28, 2009--Vignette Corporation (NASDAQ: VIGN), the company that the world’s leading brands rely on for innovative and dynamic Web experiences, today announced that total revenue for the first quarter 2009 was $33.9 million, a decrease of 24.2% from the first quarter of 2008. GAAP net loss for the quarter was $1.8 million, versus a loss of $0.8 million in the same period last year. EPS for the quarter was $(0.08) versus $(0.03) last year. Vignette's non-GAAP net income for the first quarter 2009 was $1.4 million, a decrease of 24.5% from the first quarter of 2008. Non-GAAP diluted EPS for the quarter was $0.06 versus $0.07 last year. Vignette generated $6.1 million of cash in its operating activities during the quarter.

Non-GAAP results exclude amortization of acquired technology, stock option expense, business restructuring charges (benefits), acquisition-related charges, amortization expense for certain intangible assets and other one-time charges and gains.

“We were able to deliver non-GAAP profitability and positive cash flow from operations despite an uncertain economic environment. We will continue to manage the business prudently in order to position ourselves for long-term success,” stated Mike Aviles, president and CEO of Vignette.

New Business

Vignette recognized orders from new and existing customers during the quarter, including the Department of Homeland Security, the Government of the District of Columbia and the Church of Jesus Christ of Latter-Day Saints.

Conference Call Details

Prepared remarks for the conference call will be posted to the Investor Relations section of the Vignette Web site simultaneous to this earnings announcement and filed with the Form 8-K reporting the financial results.

President and Chief Executive Officer Mike Aviles will host a conference call and live Webcast regarding the financial results on Tuesday, April 28 at 5 p.m. ET. During the call, the prepared remarks will not be read. The call will consist of opening comments regarding first quarter performance followed by a question and answer session. To access the Webcast, visit the Investor Relations section of the Vignette Web site.

If you are not able to access the live Webcast, dial-in information is as follows:

Dial-in number: 888-201-0273

International Dial-in: +1-706-634-9519

Call title: Vignette Q1 Conference Call

The Webcast and conference call will be archived and available for replay from April 28, 2009 at 6:00 p.m. ET to May 28, 2009 at 11:59 p.m. ET. The replay information is as follows:

Toll-free number: 800-642-1687

International number: +1-706-645-9291

Access code: 95203241

About Vignette

Vignette provides software and services that deliver the Web's most dynamic user experiences. The Vignette Web Experience brings rich media and engaging content to life for the world's greatest brands. Vignette is headquartered in Austin, Texas, with operations worldwide. Visit www.vignette.com.

FORWARD-LOOKING STATEMENTS

The statements contained in this press release that are not purely historical are forward-looking statements including statements regarding the Company’s expectations, beliefs, hopes, intentions or strategies regarding the future. Forward-looking statements include statements regarding Vignette’s products, future sales, market growth and competition. All forward-looking statements included in this press release are based upon information available to the Company as of the date hereof, and the Company assumes no obligation to update any such forward-looking statement. Actual results could differ materially from the Company’s current expectations. Factors that could cause or contribute to such differences include, but are not limited to, Future Losses, Limited Operating History, Fluctuation of Quarterly Revenues and Operating Results, Acquisition Integration, Competition, Dependence on a Small Number of Large Orders, Lengthy Sales Cycle and Product Implementation, Market Awareness of Our Product, Rapid Changes in Technology and New Products, and other factors and risks discussed in the Company’s reports filed from time to time with the Securities and Exchange Commission. In addition, unfavorable changes in economic conditions may affect the Company’s current expectations.

Vignette and the V Logo are trademarks or registered trademarks of Vignette Corp. in the United States and other countries. All other names are the trademarks or registered trademarks of their respective companies.

VIGNETTE CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) in thousands, except share and per share data

	March 31, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$104,561	$120,348
Short-term investments	38,562	18,572
Accounts receivable, net of allowance of $622 and $676, respectively	22,299	24,564
Prepaid expenses and other current assets	5,358	6,148
Total current assets	170,780	169,632
Property and equipment, net	6,660	5,981
Long-term investments	4,921	4,945
Goodwill	121,090	121,090
Other intangible assets, net	8,460	10,639
Other assets	11,911	12,156
Total assets	$323,822	$324,443
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$19,451	$19,876
Deferred revenue	33,242	32,605
Other current liabilities	5,189	5,534
Total current liabilities	57,882	58,015
Long-term liabilities, less current portion	1,804	2,076
Total liabilities	59,686	60,091
Shareholders’ equity:
Common stock, $0.01 par value; 500,000,000 shares authorized; 23,837,122 and 23,698,945 shares issued and outstanding at March 31, 2009 and December 31, 2008, respectively (net of treasury shares of 7,596,135 and 7,579,366 as of March 31, 2009 and December 31, 2008, respectively)	238	237
Additional paid-in capital	2,658,404	2,656,743
Accumulated other comprehensive income	1,352	1,452
Retained earnings	(2,395,858)	(2,394,080)
Total shareholders’ equity	264,136	264,352
Total liabilities and shareholders’ equity	$323,822	$324,443

VIGNETTE CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) in thousands, except per share data

	Three Months Ended March 31,
	2009	2008
Revenue:
Product license	$6,923	$9,741
Services	26,996	35,011
Total revenue	33,919	44,752
Cost of revenue:
Product license	332	474
Amortization of acquired technology	1,310	1,254
Services	10,279	15,852
Total cost of revenue	11,921	17,580
Gross profit	21,998	27,172
Operating expenses:
Research and development	7,293	8,399
Sales and marketing	11,313	15,373
General and administrative	4,518	4,790
Business restructuring (benefit) charges	131	(2)
Amortization of intangible assets	869	817
Total operating expenses	24,124	29,377
Income (loss) from operations	(2,126)	(2,205)
Other income, net	292	1,821
Income (loss) before provision for income taxes	(1,834)	(384)
Provision for (benefit from) income taxes	(56)	455
Net income (loss)	$(1,778)	$(839)
Basic net income (loss) per share	$(0.08)	$(0.03)
Diluted net income (loss) per share	$(0.08)	$(0.03)
Shares used in computing basic net income (loss) per common share	23,103	24,372
Shares used in computing diluted net income (loss) per common share	23,103	24,372

About Non-GAAP Financial Measures

The Company provides non-GAAP measures for net income, operating income and net income per share data as supplemental information regarding the Company’s core business operational performance. The Company believes that these non-GAAP financial measures are useful to investors because they exclude certain non-operating or non-recurring charges. The Company’s management excludes these non-operating or non-recurring charges when it internally evaluates the performance of the Company’s business and makes operating decisions, including internal budgeting, performance measurement and the calculation of bonuses and discretionary compensation. In addition, these non-GAAP measures more closely reflect the essential revenue generation activities of the Company and the direct operating expenses (resulting in or from cash expenditures) needed to perform these revenue generating activities. Accordingly, management excludes amortization of acquired technology, stock-based compensation related to employee stock options, business restructuring charges (benefits), amortization expense for certain acquired intangible assets and one-time charges and gains.

The Company believes that providing the non-GAAP measures that management uses is useful to investors for two primary reasons. First, it provides a consistent basis for investors to understand the Company’s financial performance on a trended basis across many historical periods, particularly given the adoption of SFAS 123R at the beginning of fiscal year 2006 and the changes it has introduced for calculating stock-based compensation expenses relative to prior periods. Second, it allows investors to evaluate the Company’s performance using the same methodology and information as that used by the Company’s management.

Non-GAAP measures are subject to material limitations as these measures are not in accordance with, or a substitute for, US GAAP and therefore the Company’s definition or interpretation may be different from similar non-GAAP measures used by other companies and independent financial analysts. However, the Company’s management compensates for these limitations by providing the relevant and detailed disclosure of the items excluded in the calculation of non-GAAP net income and net income per share, which should be supplementaly considered when evaluating the Company’s results. In addition, items such as amortization expense for certain intangible assets, stock compensation charges, business restructuring charges (benefits) and one-time charges and gains that are excluded from non-GAAP net income and earnings per share can have a significant impact on earnings. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. The Company has historically provided non-GAAP measures to investors to supplement its GAAP results in order to help investors evaluate the company's core operating performance the way management does.

VIGNETTE CORPORATION

RECONCILIATION OF UNAUDITED GAAP OPERATING INCOME (LOSS), NET INCOME (LOSS) AND NET INCOME (LOSS) PER SHARE TO
NON-GAAP OPERATING INCOME, NET INCOME AND NET INCOME PER SHARE

(Unaudited)

in thousands, except per share data

	Three Months Ended March 31,
	2009	2008
GAAP Operating Income (Loss)	$(2,126)	$(2,205)
Amortization of acquired technology	1,310	1,254
Stock option expense (a)	825	566
Business restructuring charges (benefits)	131	(2)
Amortization of intangible assets	869	817
Adjusted Operating Income	$1,009	$430

GAAP Net Income (Loss)	$(1,778)	$(839)
Amortization of acquired technology	1,310	1,254
Stock option expense (a)	825	566
Business restructuring charges (benefits)	131	(2)
Amortization of intangible assets	869	817
Adjusted Net Income	$1,357	$1,796

GAAP Net Income (Loss) Per Share (diluted)	$(0.08)	$(0.03)
Adjusted Net Income Per Share (diluted)	$0.06	$0.07

Shares used in computing net income (loss) per share:
Diluted	23,206	24,541

Supplemental Disclosure

(a) For the three months ended March 31, 2009 and March 31, 2008 the company excluded stock option expense of $825 thousand and $566 thousand, respectively, in its non-GAAP results which was attributable to the following cost categories: Cost of revenue services $65 thousand and $40 thousand, respectively; Research and development $157 thousand and $103 thousand, respectively; Sales and marketing $117 thousand and $62 thousand, respectively; and General and administrative $486 thousand and $361 thousand, respectively.

The Company provides non-GAAP measures for net income, operating income and net income per share data as supplemental information regarding the Company’s core business operational performance. The Company believes that these non-GAAP financial measures are useful to investors because they exclude certain non-operating or non-recurring charges. The Company’s management excludes these non-operating or non-recurring charges when it internally evaluates the performance of the Company’s business and makes operating decisions, including internal budgeting, performance measurement and the calculation of bonuses and discretionary compensation. In addition, these non-GAAP measures more closely reflect the essential revenue generation activities of the Company and the direct operating expenses (resulting in or from cash expenditures) needed to perform these revenue generating activities. Accordingly, management excludes amortization of acquired technology, stock-based compensation related to employee stock options, business restructuring charges (benefits), amortization expense for certain acquired intangible assets, and one-time charges and gains.

The Company believes that providing the non-GAAP measures that management uses is useful to investors for two primary reasons. First, it provides a consistent basis for investors to understand the Company’s financial performance on a trended basis across many historical periods, particularly given the adoption of SFAS 123R at the beginning of fiscal year 2006 and the changes it has introduced for calculating stock-based compensation expenses relative to prior periods. Second, it allows investors to evaluate the Company’s performance using the same methodology and information as that used by the Company’s management.

Non-GAAP measures are subject to material limitations as these measures are not in accordance with, or a substitute for, US GAAP and therefore the Company’s definition or interpretation may be different from similar non-GAAP measures used by other companies and independent financial analysts. However, the Company’s management compensates for these limitations by providing the relevant and detailed disclosure of the items excluded in the calculation of non-GAAP net income and net income per share, which should be supplementaly considered when evaluating the Company’s results. In addition, items such as amortization expense for certain intangible assets, stock compensation charges, business restructuring charges (benefits) and one-time charges and gains that are excluded from non-GAAP net income and earnings per share can have a significant impact on earnings. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. The Company has historically provided non-GAAP measures to investors to supplement its GAAP results in order to help investors evaluate the company's core operating performance the way management does.

CONTACT:
Vignette Corporation
Investor Contact:
Pat Kelly, 512-741-4541
investor_relations@vignette.com
or
Media Contact:
Melanie Brenneman, 512-741-4871
pr@vignette.com